SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/   /  Preliminary Information Statement

/   /  Confidential, for Use of the Commission Only
       (as permitted by Rule 14C-5(D)(2))

/ X/   Definitive Information Statement

                             TECHNEST HOLDINGS, INC.
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

/  /    No Fee required.

/X / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
         Not applicable
          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
         Not applicable
          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
         Not applicable
          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
         $229,520
          ----------------------------------------------------------------------

     5)   Total fee paid:

         $46
          ----------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No:

          ----------------------------------------------------------------------

     3)   Filing party:

          ----------------------------------------------------------------------

     4)   Date filed:

          ----------------------------------------------------------------------


---------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                             TECHNEST HOLDINGS, INC.
                           90 Grove Street, Suite 205
                              Ridgefield, CT 06778

                                 (203) 431-1611


                              INFORMATION STATEMENT

                                  INTRODUCTION

         This information statement is being mailed or otherwise furnished to stockholders of TECHNEST HOLDINGS, INC., a Nevada corporation, in connection with certain stockholder actions taken by written consent of the holders of a majority of our outstanding shares of common stock of record as of October 31, 2002 to:

         (1) elect Mark Allen and Ronald Wright as directors of our Corporation for a term continuing until the next annual meeting of our stockholders until his successor is duly elected and qualified;

         (2) ratify the appointment of Sherb & Co. LLP as our independent auditors for the fiscal year ended December 31, 2002;

         (3) approve the withdrawal of our election to be treated as a business development company under the Investment Company Act of 1940, subject to the right of the Board of Directors to choose not to effectuate such withdrawal;

         (4) authorize the Board of Directors, in its discretion, to sell all or any part of the securities held by us in various companies or borrow funds, repayment of which is secured by all or any part of those portfolio securities, or any combination of such sales or borrowings; and

         (5) authorize the Board of Directors, in its discretion, to effectuate a reverse split of our common stock, $.001 par value, where a number of such shares, (but not more than 100), issued and outstanding as of the date of the stock split will be reclassified as and converted into one (1) share of common stock immediately following the such reverse stock split.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

         Our board of directors nominated Mr. Mark Allen and Mr. Michael Sheppard to serve as directors and approved or recommended all of the other actions referred to above on October 31, 2002 and recommended that the same be adopted and approved by our stockholders.

         Each of the actions referred to above requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under the Private Corporations Law of the state of Nevada, we are permitted to obtain such approval by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.

         In order to eliminate the costs of and time involved in holding a special annual meeting of our stockholders, we have obtained the written consent of Greenfield Investment Consultants, Greenfield Capital Partners, Southshore Capital Fund Ltd and Garth LLC. As of October 31, 2002, they owned in the aggregate 21,312,405 shares of our common stock, representing approximately 50.34% of our outstanding common stock as of that date. Their holdings represent more than the minimum number of votes needed to approve each of the actions referred to above.

         Subsequent to the date of the shareholder consent referred to in the preceding paragraph, on December 5, 2002, Michael Sheppard resigned as President, Chief Operating Officer, and director of the Company and its subsidiaries. On January 15, 2003 the above shareholders, by similar written consent, approved the election of Ronald Wright to serve as a director as the result of Mr. Sheppard's resignation.

         The election of Mark Allen and Ronald Wright as directors, the ratification of Sherb & Co. LLP as our independent auditors and the authorizations given to the Board of Directors will become effective twenty (20) days after the first mailing of this Information Statement to our stockholders. Such mailing is expected to take place on or about January 25, 2003.

         The withdrawal of our election to be a business development company will be effective upon filing of a Form N-54C with the Securities and Exchange Commission, which filing is currently expected to be made twenty (20) days after the first mailing of this Information Statement to our stockholders.

         The reverse split, if any, will be effective on the date determined by the resolution of the Board of Directors. Such effective date will not occur before twenty (20) days after the first mailing of this Information Statement to our stockholders.

         The sale of any of the portfolio securities pursuant to the stockholders' resolution will not be consummated before twenty (20) days after the first mailing of this Information Statement to our stockholders.

         Our board of directors has fixed the close of business on October 31, 2002 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement.

         All expenses incurred in connection with the preparation and mailing of this Information Statement will be borne by the Company. This Information Statement is prepared and distributed by the Company.

This information statement is being sent to stockholders on or about January 25, 2003

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

           The date of this information statement is January 17, 2003

ANNUAL REPORT

         Our Annual Report for the fiscal year ended December 31, 2001 on Form 10-KSB and the Company's Quarterly Reports for the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, respectively, were previously filed with the SEC and are available on the SEC's EDGAR (Electronic Data Gathering and Retrieval) system at www.sec.gov. A copy of the Annual Report is enclosed with this Information Statement.

                  We will provide additional copies of the Annual and Quarterly Reports to stockholders upon written request sent to Investor Relations Dept., Technest Holdings, Inc., 90 Grove Street, Suite 205, Ridgefield, CT 06877. We will provide only a listing of exhibits, if any, to these reports. We will provide copies of specific exhibits requested by stockholders upon payment of our copying and mailing expenses for those exhibits.

DIRECTORS, EXECUTIVES OFFICERS AND CONTROL PERSONS

Board of Directors and Executive Officers

         As of the date of this Information Statement, the directors and executive officers for the Company are as follows:

         Name                 Age              Position
         --------------       ---              ------------------
         Jose Auffant         33               Secretary/Treasurer
         Mark Allen           39               Director
         Ronald Wright        46               Director

         The current term of Mark Allen's position as director will expire when the election of the directors referred to in this Information Statement is effective.

         The new term of Mr. Allen and Mr. Wright each as a director shall expire at the next annual stockholders meeting or when his successor is duly qualified and elected. For additional information regarding the persons nominated to serve as directors, please see the section "ELECTION OF DIRECTORS" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of October 31, 2002, certain information with respect to (1) each person or entity who is known by our management to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (2) each of our directors and (3) all applicable directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.

                                       Shares                  Percent of
Name and Address                     Beneficially           Shares Beneficially
Of Beneficial Owner                   Owned                     Owned
------------------------           -------------------     ---------------------

Michael Sheppard        (1) (6)            444,584*              *
90 Grove Street, Suite 205
Ridgefield, CT 06877

Mark Allen                 (2)                 0                 *
91 French Avenue
Braintree, MA 02184

Jose Auffant               (3)                 0                 *
c/o Technest Holdings, Inc.
90 Grove Street, Suite 205
Ridgefield, CT 06778

Greenfield Investment Consultants (4)     12,605,370           29.77%
1300 W. Belmont
Suite 210
Chicago, IL 60657

The Four Life Trust                       11,572,943           27.34%
c/o City Trust
3rd Floor, Murdoch House
South Quay, Douglas, Isle of Man

Garth LLC         (5)                      5,599,744           13.23%
Harbour House, Waterfront Drive
P.O. Box 972
Road Town, Tortola BVI

Southshore Capital Fund Ltd    (5)         3,107,291            7.34%
Bahamas Financial Centre
Shirley & Charlotte Streets
P.O. Box CB-13136
Nassau, Bahamas

The Rearden Trust                          2,375,685           5.61%
c/o City Trust
3rd. Floor, Murdoch House
South Quay, Douglas, Isle of Man

All directors and
executive officers as a group (1)(6)        444,584*             *

* Denotes beneficial ownership of less than 1%.

(1) Mr. Sheppard was a director and president of the Company, until his resignation on December 5, 2002.
(2) Mr. Allen is a director of the Company.
(3) Mr. Auffant is secretary/treasurer of the Company.
(4) Includes 400,000 shares held by an affiliate, Greenfield Capital Partners.
(5) Garth LLC and Southshore Capital Fund Ltd may be considered to be affiliates.
(6) Includes 3,768 shares held by Mr. Sheppard and options to purchase 440,816 shares held by Mr. Sheppard. 63,753 of these options expired on December 31 , 2002, without being exercised, and the balance expire December 31, 2005

EXECUTIVE COMPENSATION

         As of the date of this Information Statement, there is one executive officer of the Company.

         Michael Sheppard, who was President of the Company until his resignation in December 2002, was a paid employee at a base salary of $150,000.00. Mr. Sheppard had been employed pursuant to an employment agreement with the Company.

         Jose A. Auffant is the Secretary/Treasurer of the Company. Mr. Auffant has no employment contract with and receives no compensation from the Company. He is an employee of Corpfin.com, Inc., an affiliate of The Rearden Trust, one of the Company's stockholders.

         Officers and directors of the Company are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company.

         The Company has a qualified employee stock option plan (ESOP), in which Mr. Sheppard, as a former employee, has participated. Other than this plan, the Company currently has no pension, profit sharing or similar benefit plans.

CERTAIN TRANSACTIONS

         In June 2002, the Company sold a portion of its holdings of restricted securities in one corporation and all of its holdings of restricted securities in another corporation, all of which were restricted securities limiting the Company's ability to sell such shares in the open market, for $50,000 to Flamboro Court LLC, which may be considered an affiliate of Southshore Capital Fund Ltd. and of Garth LLC, two of the Company's stockholders. These shares represented a significant portion of the Company's portfolio holdings at that time.

         The Company anticipated obtaining additional funding subsequent to the June sale, but was not successful in this endeavor. Accordingly, in August 2002, with the approval of the Board of Directors, the Company sold all of its holdings of restricted securities in 3 corporations (including the balance of its holdings in one of the corporations from the June sale), for an additional $50,000 to Flamboro Court LLC. As of immediately before the closing of the August transaction, these holdings represented approximately 68% of the entire portfolio of the Company's holdings of restricted securities. This sale has been ratified by stockholders, including Southshore and Garth, holding a majority in interest of the outstanding shares of the Company.

         As of the date of this Information Statement, the Company has not entered into any contractual arrangements with related parties. There is not any currently proposed transaction, or series of the same to which the Company is party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, 5% stockholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

         The officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. The directors of the Company may have other business interests to which they may devote a major or significant portion of their time. Certain conflicts of interest, therefore, may arise between the Company and its directors. Such conflicts can be resolved through the exercise by the directors of judgment consistent with their fiduciary duties to the Company. The officers and directors of the Company intend to resolve such conflicts in the best interests of the Company. The officers and directors will devote their time to the affairs of the Company as necessary.

COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that all these persons are currently in compliance with all applicable filing requirements.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         As of the date of this Information Statement, no person who has been a director or an officer of the Company at any time since the beginning of the fiscal year ended December 31, 2001 or who is a nominee for election as a director (or who is an associate of any of those persons) has a substantial interest, direct or indirect, by security holdings or otherwise, in the matters being acted upon (other than the election of directors).

         As of the date of this Information Statement, no director has informed the Company in writing that he intends to oppose any action to be taken by the Company referred to in this Information Statement.

         The following is a summary of actions to be taken by the Company and is not meant to be complete and exhaustive. The stockholders are encouraged to read the attached Information Statement for further information regarding the actions.

                            1. ELECTION OF DIRECTORS

         Michael Sheppard and Mark Allen were nominated by the Board of Directors to continue to serve as directors of the Company. The majority stockholders approved their elections as directors, thereby electing each of them to serve in that capacity until the next annual meeting of stockholders and until his successor is duly elected and qualified. Subsequent to the date of that shareholder consent, on December 5, 2002, Michael Sheppard resigned as President, Chief Operating Officer and director of the Company and its subsidiaries. On January 15, 2003 the majority shareholders approved the election of Ronald Wright to serve as a director as the result of Mr. Sheppard's resignation.

        Biographical information on Mr. Allen and Mr. Wright is set forth below.

         Mr. Mark Allen

     Mr. Allen, age 39, is the President and Founder of True To Form Limited, Inc. True To Form, designs, manufactures and markets designer lighting and architectural products. True To Form markets its products primarily to national chain stores and the hospitality industry. From 1994 through 1999 Mr. Allen was the Chief Executive Officer and a Director of CSL Lighting Manufacturing, Inc. From 1991 through 1994, Mr. Allen was employed by H. J. Meyers & Co., Inc. an investment banking firm, as Vice President, Corporate Finance and Director of Private Placements. From 1983 through 1994, Mr. Allen was employed at various investment banking firms including Shearson Lehman, Paine Webber and A.G. Edwards. In 1983, Mr. Allen received a B.S. in finance from Syracuse University.

         Mr. Ronald Wright

     Ronald E. Wright, age 46, is the acting General Manager and Engineering Manager at True To Form Limited, Inc. From 1998 through 2000 Mr. Wright was Engineering Manager at Lite-way Inc. a manufacture and distributor of energy efficient lighting products. From 1996 through 1998 Mr. Wright served as assistant engineering manager and director of U.L. issues at CSL Lighting Manufacturing, Inc. In 1978 Mr. Wright received a BS from the University of Hawaii and in 1984 Mr. Wright received a Masters in Engineering Sciences from Brigham Young University, Hawaii.

                2. RATIFICATION OF APPOINTMENT OF SHERB & CO. LLP
                             AS INDEPENDENT AUDITORS

         The Board of Directors recommended the retention of Sherb & Co. LLP as independent auditors of the Company for the fiscal year ended December 31, 2002. The majority stockholders have ratified such designation.

    3. WITHDRAWAL OF ELECTION TO BE A BUSINESS DEVELOPMENT COMPANY UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

         The Board of Directors recommended that the stockholders approve the withdrawal of the Company's election to be a business development company under the Investment Company Act of 1940.

         This recommendation was made in light of the current business plan of the Company. The Company expects to act as a holding company to acquire controlling or other interests in one or more companies involved in developing products or services. The principal objective of the Company will be to acquire one or more operating companies. In connection with such change in the nature of the Company's business, the Company will cease being a business development company.

         The majority stockholders adopted a resolution authorizing the withdrawal of the election to be a business development company under the Investment Company Act of 1940, subject to the determination of the Board of Directors not to withdraw such election.

         The withdrawal election will be effective upon the filing with the SEC of a Notification of Withdrawal of Election on Form N-54C. Such filing will not take place before 20 days from the first mailing of this Information Statement to stockholders.

    4. SALE OF ALL OR ANY PART OF THE SECURITIES HELD IN VARIOUS COMPANIES OR BORROWING FUNDS, REPAYMENT OF WHICH IS SECURED BY ALL OR
             ANY PART OF SUCH SECURITIES, OR ANY COMBINATION THEREOF

         The Company anticipates it will need available capital to effectuate its current business plan. To fund future operations and activities of the Company, the Board of Directors recommended that the stockholders allow the Company, at any time or from time, to sell all or any part of the securities portfolio held by us in various companies or to borrow funds, repayment of which is secured by all or any part of those portfolio securities, or any combination of such sales of borrowings.

         The majority stockholders adopted a resolution authorizing, in the discretion of the Board of Directors, the sale of all or any of the securities portfolio or the borrowing of funds by the Company, repayment of which is secured by all or any part of those portfolio securities, or any combination of such sales or borrowings.

         As noted above, in June 2002 and August 2002 the Company sold all of its holdings in 4 corporations, all of which were restricted securities limiting the Company's ability to sell such shares in the open market, for an aggregate of $100,000 to Flamboro Court LLC, which may be considered an affiliate of Southshore Capital Fund Ltd. and of Garth LLC, two of the Company's stockholders. The holdings sold in August 2002 represented, as of immediately before the closing of that transaction, approximately 68% of the entire portfolio of the Company's holdings. That sale has been ratified by stockholders, including Southshore and Garth, holding a majority in interest of the outstanding shares of the Company.

                     5. AUTHORIZATION OF REVERSE STOCK SPLIT
           AND AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED,
                       TO EFFECT SUCH REVERSE STOCK SPLIT

         On October 31, 2002, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal giving the Board of Directors authority, in its discretion, to effect a reverse stock split where a specified number of shares of our outstanding common stock (but not more than 100 shares) would be reclassified as and converted into one (1) share of common stock immediately following the such reverse stock split.

         The majority stockholders adopted a resolution giving the Board of Directors, in its discretion, the authority to effect such reverse stock split and to set the effective date of the reverse split.

         Pursuant to the reverse stock split, if any, each specified number of the outstanding shares of our common stock on the date of the reverse stock split will be automatically converted into one (1) share of our common stock after the split. The reverse split will not alter the number of shares of our common stock we are authorized to issue or change the par value of our shares, but will reduce the number of shares of our common stock issued and outstanding. The reverse stock split, if any, will become effective upon filing on the date determined by the Board of Directors.

Purpose and Effect of Reverse Stock Split

         The purpose of the reverse stock split is to provide us with the ability to issue shares in connection with business transactions with merger or strategic partners or other investors. In the absence of the reverse split or another increase in the authorized but unissued shares of the Company, we would not be able to issue shares in connection with such business transactions.

         The effect of the reverse stock split, if any, upon the market price for our common stock cannot be predicted. There can be no assurance that the market price per post-split share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of old shares of our common stock outstanding resulting from the reverse stock split.

         The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The reverse stock split, if any, will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split one share of our common stock. The reverse stock split may result in certain of our stockholders owning "odd lots" (i.e., a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

         The reverse stock split, if any, will have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

         o The number of shares owned by each holder of common stock will be reduced; the exact ration will be based on the ratio determined by the Board of Directors (for example, if the reverse stock split is 1 for 10, then the ratio will be ten
                  (10) to one (1), and a stockholder currently holding 100 shares of common stock immediately before the effective date of the reverse split will be holding 10 shares after the reverse split is effective);

        o The number of shares of common stock we are authorized to issue will remain the same;

        o The par value of the shares of Common Stock we are authorized to issue will remain the same; and

        o All outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, a percentage (which will be based on the ratio of the reverse stock split) of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse stock split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the reverse stock split (for example, if the reverse stock split is 1 for 10, then an option to purchase 100,000 shares at $1.00 each will be deemed to be an option to purchase 10,000 shares for $10.00 each)

Manner of Effecting the Reverse Stock Split

         The reverse stock split, if any, will be effected by resolution of the Board of Directors. The reverse stock split will become effective on the date determined by the Board of Directors. As soon as practicable after the effective date, we will send a letter of transmittal to each holder of record of pre-split shares outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of certificates representing the pre-split shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the pre-split shares, a stockholder will be entitled to receive a certificate representing the number of post-split shares into which those pre-split shares have been reclassified as a result of the reverse stock split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the pre-split shares will be deemed for all corporate purposes after the effective date to evidence ownership of the post-split shares in the appropriately reduced number.

No Rights of Appraisal

         Under the laws of the State of Nevada, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Vote Required

         The reverse split requires the approval of the holders of a majority of the outstanding shares of our Common Stock on the record date. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. The holders of a majority of our outstanding shares of Common Stock have already consented in writing to such reverse split as determined by the Board of Directors.

Certain Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of certain material federal income tax consequences of the reverse stock split, if any, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

         EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-split shares exchanged for them. The stockholder's holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.


                                        By Order of the Board of Directors

                                        By:    /s/Mark Allen
                                                  Mark Allen
                                                  Director

January 17, 2003
New York, New York